SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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PIMCO Strategic Global Government Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIMCO Strategic Global Government Fund, Inc.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Dear Shareholder:

On behalf of the Board of Directors of PIMCO Strategic Global Government Fund, Inc. (the “Fund”), we are pleased to invite you to the annual meeting of shareholders of the Fund to be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660 on June 9, 2008 at 10:00 a.m., Pacific time. At the meeting, shareholders of the Fund will be asked to elect a new slate of directors, each of whom currently serves as a director of closed-end funds managed by Allianz Global Investors Fund Management LLC (“AGIFM”). It is anticipated that if elected, the Director nominees will appoint AGIFM as the investment manager of the Fund and Pacific Investment Management Company LLC (“PIMCO”) as the sub-adviser of the Fund. As discussed in greater detail in the proxy statement, the purpose of these changes to the management structure of the Fund is to more efficiently manage and administer the Fund within the AGIFM fund complex. The appointment of AGIFM as investment manager of the Fund and PIMCO as sub-adviser of the Fund would be subject to shareholder approval at a special meeting of shareholders that is expected to be held in the third quarter of 2008.

On behalf of the Board of Directors, I ask you to review the proposal and vote. The Board of Directors recommends that you vote FOR the proposal to elect new directors of the Fund. For more information about the issues requiring your vote, please refer to the accompanying proxy statement.

If you are not able to attend the meeting, then please complete, sign, date and mail the enclosed proxy card(s) promptly. If you have any questions regarding the proxy statement, please call 1-866-746-2606.

Thank you in advance for your participation.

Sincerely,

R. Wesley Burns
Chairman of the Board

May 16, 2008

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

The following questions and answers provide an overview of the matters on which you are being asked to vote. The enclosed proxy statement contains more detailed information about the proposal, and we encourage you to read it in its entirety before voting. Your vote is important.

QUESTIONS AND ANSWERS

Q:	WHAT IS BEING PROPOSED?

A:	The Board of Directors (the “Board”) of the Fund is proposing that you vote to elect a new slate of directors, each of whom currently serves as a director of closed-end funds managed by Allianz Global Investors Fund Management LLC (“AGIFM”).

Q:	WHY AM I BEING ASKED TO ELECT NEW DIRECTORS FOR THE FUND?

A:	Pacific Investment Management Company LLC (“PIMCO”) has determined to exit the business of providing closed-end fund administration. It is anticipated that if elected, the Director nominees will appoint AGIFM, an affiliate of PIMCO, to provide management oversight and administrative services to the Fund as investment manager of the Fund, and will appoint PIMCO to continue to provide day-to-day investment advisory services for the Fund as its sub-adviser. No changes to the team of investment professionals that is responsible for managing the assets of the Fund are anticipated. The appointment of AGIFM as investment manager of the Fund and PIMCO as sub-adviser of the Fund would be subject to shareholder approval at a special meeting of shareholders that is expected to be held in the third quarter of 2008.

In connection with the anticipated appointment of AGIFM and in order to maximize efficiencies in connection with the administration of the Fund going forward, it is proposed that the Fund have the same Board composition as the other closed-end funds managed by AGIFM and sub-advised by PIMCO. The nominees, each of whom currently serves as a director of an AGIFM-managed closed-end fund, are familiar with the AGIFM management model and have experience with a wide range of issues relating to closed-end funds. Election of the nominees would allow the Fund to hold consolidated board meetings with other AGIFM-managed closed-end funds, which may result in cost savings to the Fund. Consolidated board meetings would also allow PIMCO and AGIFM to focus greater resources on issues that directly benefit shareholders and less time and resources addressing common issues with multiple boards of directors.

Q:	HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:	The Board recommends that you vote “FOR” each nominee described in the enclosed proxy statement.

Q:	HOW DO I VOTE MY SHARES?

A:	By Mail: Vote, sign and return the enclosed proxy card in the enclosed self-addressed, postage-paid envelope.

In Person: Attend the shareholder meeting as described in the enclosed proxy statement.

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Notice of Annual Meeting of Shareholders

To be held June 9, 2008

To the Shareholders of PIMCO Strategic Global Government Fund, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Meeting”) of Shareholders of PIMCO Strategic Global Government Fund, Inc. (the “Fund”) will be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on June 9, 2008 at 10:00 a.m., Pacific time, or as adjourned and reconvened from time to time, for the following purposes:

(1) To consider the election of the nominees set forth in the Proxy Statement to serve as members of the Fund’s Board of Directors for terms expiring as described therein, and until their successors are elected and qualify; and

(2) To transact such other business as may properly come before the Meeting or any adjournment thereof.

After careful consideration, the Board of Directors of the Fund unanimously approved the proposal and recommends that shareholders vote “FOR” the proposal. The matters referred to above are discussed in detail in the proxy statement attached to this notice. The Board of Directors has fixed the close of business on April 25, 2008 as the record date for determining shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

Each share of the Fund is entitled to one vote, with fractional votes for fractional shares.

Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT YOU WILL BE REPRESENTED AT THE MEETING. If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

By Order of the Board of Directors,

J. Stephen King, Jr.
Secretary
Newport Beach, California
Dated: May 16, 2008

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

PROXY STATEMENT

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

840 Newport Center Drive

Newport Beach, California 92660

(866) 746-2606

Annual Meeting of Shareholders

To be held June 9, 2008

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (collectively the “Board” or individually a “Director”) of PIMCO Strategic Global Government Fund, Inc. (the “Fund” or “RCS”), a Maryland corporation, for use at the annual meeting of shareholders of the Fund to be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on June 9, 2008 at 10:00 a.m., Pacific time, or as adjourned and reconvened from time to time (the “Meeting”), for the purposes set forth in the accompanying notice. It is anticipated that the first mailing of proxies and proxy statements to shareholders will be on or about May 16, 2008.

Shareholder Reports. Shareholders can find important information about the Fund in the annual report dated January 31, 2008, which previously has been furnished to shareholders. Shareholders may request another copy of this report, without charge, by writing to the Fund at the above address, or by calling the toll-free telephone number above.

The Board is soliciting proxies from shareholders of the Fund with respect to the following:

1.	To consider the election of the nominees set forth herein to serve as members of the Fund’s Board of Directors for terms expiring as described herein, and until their successors are elected and qualify; and

2.	Such other business as may properly come before the Meeting.

PROPOSAL 1: TO ELECT THE NOMINEES SET FORTH HEREIN TO SERVE AS MEMBERS OF THE FUND’S BOARD OF DIRECTORS FOR TERMS EXPIRING ON THE DATES DESCRIBED HEREIN, UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Pacific Investment Management Company LLC (“PIMCO”) has determined to exit the business of providing administrative services to closed-end funds. It is anticipated that if elected, the Director nominees set forth in this proposal will appoint AGIFM, an affiliate of PIMCO, to provide management oversight and administrative services to the Fund as its investment manager, and will appoint PIMCO to continue to provide day-to-day investment advisory services to the Fund as its sub-adviser. In connection with the anticipated appointment of AGIFM and in order to maximize efficiencies in connection with the administration of the Fund going forward, it is proposed that the Fund have the same Board composition as the other closed-end funds managed by AGIFM and sub-advised by PIMCO. The current Directors of the Fund have indicated that they will resign in order to facilitate the oversight of the Fund by individuals who serve as directors of such funds. Accordingly, the Board of Directors proposes that shareholders elect Paul Belica, Robert E. Connor, John J. Dalessandro II, Hans W. Kertess, William B. Ogden, IV, R. Peter Sullivan III and John C. Maney (the “Nominees”), each of whom currently serves as a director of AGIFM-managed closed-end funds, as a Director of the Fund. By electing the Nominees to the Board of Directors, the Fund can leverage the knowledge and expertise of these individuals, each of whom is familiar with the AGIFM management model as well as with a wide range of oversight issues relating to closed-end funds, and each of whom would provide the benefit of different experiences and diversity of viewpoints. Election of the Nominees could also result in direct cost savings to the Fund. For example, by holding consolidated board meetings with other AGIFM-managed closed-end funds, travel and related expenses, including support staff expenses and other similar costs necessary to support multiple board meetings, could be reduced. Furthermore, by reducing the number of separate boards, PIMCO and AGIFM can focus greater resources on issues that will directly benefit shareholders and less time and fewer resources addressing common issues with multiple boards of directors. The appointment of AGIFM as investment manager of the Fund and PIMCO as sub-adviser of the Fund would be subject to approval by shareholders at a Special Meeting that is expected to be held in the third quarter of 2008.

At a meeting held on March 20, 2008, the Board, including the Independent Directors, nominated each Nominee for election by shareholders of the Fund. The Nominees have indicated their willingness to serve. The Board knows of no reason why any Nominee would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominee as the Board may recommend. The persons named as proxies on the enclosed proxy card will vote your shares for the election of the Nominees unless you withhold authority to vote for the Nominees in your proxy. If elected by shareholders, the Nominees will continue to serve as Directors of the Fund until their term expires, unless sooner succeeded as provided in the Fund’s Articles of Incorporation.

The Fund’s Articles of Incorporation provide that the Fund’s Board of Directors shall be divided into three classes, as nearly equal in number as possible, which shall be designated as Class I, Class II and Class III. The term of service for each Class of Directors is staggered, such that each year shareholders vote for the re-election of one Class of Directors. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Fund by delaying for up to two years the replacement of a majority of the Directors. It is being proposed that Messrs. John J. Dalessandro II and William B.

Ogden, IV serve as Class I Directors, whose terms will expire in 2010, that Messrs. Hans W. Kertess, John C. Maney and R. Peter Sullivan III serve as Class II Directors, whose terms will expire in 2011, and that Messrs. Paul Belica and Robert E. Connor serve as Class III Directors, whose terms will expire in 2009.

The current Directors of the Fund are expected to resign effective upon the Nominees taking office. It is proposed and the Board recommends that shareholders elect the Nominees.

The following table sets forth certain information concerning each of the Nominees.

Nominees

Name, Address* and Date of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director/ Nominee	Other Directorships Held by Director/ Nominee
Independent Director Nominees

Paul Belica 09/27/1921 Class III	None (Director Nominee)	None (Director Nominee)	Retired. Formerly Director, Student Loan Finance Corp., Education Loans, Inc., Goal Funding, Inc., Goal Funding II, Inc. and Surety Loan Fund, Inc. Formerly, Manager of Stratigos Fund LLC, Whistler Fund LLC, Xanthus Fund LLC & Wynstone Fund LLC.	32	None

Robert E. Connor 09/17/1934 Class III	None (Director Nominee)	None (Director Nominee)	Retired. Formerly, Senior Vice President, Corporate Office, Smith Barney Inc.	32	None

John J. Dalessandro II 07/26/1937 Class I	None (Director Nominee)	None (Director Nominee)	Retired. Formerly, President and Director, J.J. Dalessandro II Ltd., registered broker-dealer and member of the New York Stock Exchange.	32	None

Hans W. Kertess 07/12/1939 Class II	None (Director Nominee)	None (Director Nominee)	President, H. Kertess & Co., a financial advisory company. Formerly, Managing Director, Royal Bank of Canada Capital Markets.	32	None

William B. Ogden, IV 01/11/1945 Class I	None (Director Nominee)	None (Director Nominee)	Asset Management Industry Consultant. Formerly, Managing Director, Investment Banking Division of Citigroup Global Markets Inc.	32	None

R. Peter Sullivan III 09/04/1941 Class II	None (Director Nominee)	None (Director Nominee)	Retired. Formerly, Managing Partner, Bear Wagner Specialists LLC, specialist firm on the New York Stock Exchange.	32	None

Interested Director Nominee

John C. Maney** 08/03/1959 Class II	None (Director Nominee)	None (Director Nominee)	Management Board of Allianz Global Investors Fund Management LLC; Management Board and Managing Director of Allianz Global Investors of America L.P. since January 2005 and also Chief Operating Officer of Allianz Global Investors of America L.P. since November 2006; Formerly, Executive Vice President and Chief Financial Officer of Apria Healthcare Group, Inc. (1998-2001).	69	None

*	Unless otherwise indicated, the business address of the persons listed above is c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105.
**	Mr. Maney is an “interested person” of the Fund due to his affiliation with Allianz Global Investors of America L.P. In addition to Mr. Maney’s positions set forth in the table above, he holds the following positions with affiliated persons: Management Board, Managing Director and Chief Operating Officer of Allianz Global Investors of America L.P., Allianz Global Investors of America LLC and Allianz-Pac Life Partners LLC; Member—Board of Directors and Chief Operating Officer of Allianz Global Investors of America Holdings Inc. and Oppenheimer Group, Inc.; Managing Director and Chief Operating Officer of Allianz Global Investors NY Holdings LLC and Allianz Global Investors U.S. Equities LLC; Management Board and Managing Director of Allianz Global Investors U.S. Holding LLC; Managing Director and Chief Financial Officer of Allianz Hedge Fund Partners Holding L.P.; Managing Director of Allianz Global Investors U.S. Retail LLC; Member – Board of Directors and Managing Director of Allianz Global Investors Advertising Agency Inc.; Compensation Committee of NFJ Investment Group L.P.; Management Board of Allianz Global Investors Fund Management LLC, Nicholas-Applegate Holdings LLC and OpCap Advisors LLC; Member – Board of Directors of NFJ Management Inc. and PIMCO Global Advisors (Resources) Limited; and Executive Vice President of PIMCO Japan Ltd.

Board of Director Committees

The current Board of Directors has established an Audit Oversight Committee, Nominating Committee and Valuation Committee. The Nominees have indicated that if they are elected, they intend to populate each of these current Committees of the board, establish a Compensation Committee and adopt new charters for certain Committees, as described below.

Audit Oversight Committee

It is anticipated that the Audit Oversight Committee would consist of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan, each of whom would be an Independent Director. It is anticipated that Mr. Belica would be Chairman of the Fund’s Audit Oversight Committee. The Audit Oversight Committee, as populated by these Nominees, would provide the same or similar oversight, perform the same or similar functions and have the same or similar responsibilities as the current Audit Oversight Committee. For information pertaining to the current Audit Oversight Committee, see “Board of Directors—Committees” below.

Each member of the Fund’s Audit Oversight Committee would be ‘‘independent,’’ as independence for audit committee members is defined in the currently applicable listing standards of the New York Stock Exchange, on which the shares of the Fund are listed. It is anticipated that if the Nominees are elected they would adopt a new written charter for the Audit Oversight Committee which is substantially similar to the charter of the audit oversight committees of other AGIFM-managed closed-end funds.

Nominating Committee

It is anticipated that the Nominating Committee would consist of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan, each of whom would be an Independent Director. The

Nominating Committee, as populated by these Nominees, would perform the same or similar functions and have the same or similar responsibilities as the current Nominating Committee. For information pertaining to the current Nominating Committee, see “Board of Directors—Committees” below.

Each member of the Fund’s Nominating Committee would be ‘‘independent,’’ as independence for nominating committee members is defined in the currently applicable listing standards of the New York Stock Exchange, on which the shares of the Fund are listed. It is anticipated that if the Nominees are elected they will adopt a new written charter for the Nominating Committee which is substantially similar to the charter of the nominating committees of other AGIFM-managed closed-end funds. A copy of this charter, which includes information regarding consideration of director candidates nominated by shareholders, is available at the following website:

http://www.allianzinvestors.com/documentLibrary/closedEndFunds/supportingLiterature/nominating_committee_charter.pdf.

Valuation Committee

It is anticipated that the Valuation Committee would consist of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan. The Valuation Committee, as populated by these Nominees, would perform the same or similar functions and have the same or similar responsibilities as the current Valuation Committee. For information pertaining to the current Valuation Committee, see “Board of Directors—Committees” below.

Compensation Committee

The Board would establish a new Compensation Committee, which is anticipated to consist of Messrs. Belica, Connor, Dalessandro, Kertess, Ogden and Sullivan. The Compensation Committee would meet as the Board deemed necessary to review and make recommendations regarding compensation payable to the Directors of the Fund who are not directors, officers, partners or employees of AGIFM or PIMCO or any entity controlling, controlled by or under common control with AGIFM or PIMCO.

The establishment and composition of Board Committees, the qualifications of and process for identifying director nominees and the consideration of director nominees submitted by shareholders are each subject to the final determination of the Nominees in their discretion, if elected.

Listed below for each Nominee is a dollar range of securities beneficially owned in the Fund together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Nominee that are in the same family of investment companies as the Fund, as of January 31, 2008. See “Information Regarding Current Directors” below for comparable disclosure for each current Director.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director/ Nominee in the Family of Investment Companies[1]
Independent Director Nominees
Paul Belica	None	None
Robert E. Connor	None	None
John J. Dalessandro II	None	None
Hans W. Kertess	None	None
William B. Ogden, IV	None	None
R. Peter Sullivan III	None	None

Interested Director Nominees
John C. Maney	None	None

[1]

Family of Investment Companies includes the Fund, PIMCO Funds and PIMCO Variable Insurance Trust (“PVIT”). The AGIFM-managed closed-end funds currently overseen by the Nominees are not part of the Family of Investment Companies.

Set forth in the table below is information regarding share ownership in securities of PIMCO, and any entity controlling, controlled by or under common control with PIMCO (not including registered investment companies), as of January 31, 2008 for each Nominee who would be an Independent Director if elected and his or her immediate family members. See “Information Regarding Current Directors” below for comparable disclosure for each current Independent Director.

Name of Director or Nominee	Name of Owners and Relationships to Director	Company	Title of Class	Value of Securities	Percent of Class
Independent Director Nominees
Paul Belica	None	None	None	None	None
Robert E. Connor	None	None	None	None	None
John J. Dalessandro II	None	None	None	None	None
Hans W. Kertess	None	None	None	None	None
William B. Ogden, IV	None	None	None	None	None
R. Peter Sullivan III	None	None	None	None	None

See “Remuneration of Directors and Officers” below for information regarding the aggregate compensation from the Fund and the total compensation from the Fund and Fund complex paid to each current Director for the fiscal year ended January 31, 2008.

Information Regarding Current Directors

The following table sets forth certain information concerning each of the current Directors of the Fund. However, only the Nominees discussed in Proposal 1 are standing for election at the Meeting.

The Class II Directors are:

Class II (Term Expiring in 2008):

Name and Age[1]	Position(s) Held with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During the Past 5 Years	Number of Funds in Fund Complex Overseen by Director	Other Directorships Held by Director	Shares of Common Stock of the Fund Beneficially Owned as of April 25, 2008
Independent Directors

Carter W. Dunlap, Jr. Age 52	Director and Chairman of the Nominating Committee	Served Since 6/02	Analyst/Portfolio Manager, Dunlap Equity Management (investment advisory).	1	None	None

James M. Whitaker Age 65	Director and Vice Chairman of the Board	Served Since 2/94	Attorney at Law, sole practitioner.	1	None	None

The current Class III Directors are:

Class III (Term Expiring in 2009):

Name and Age[1]	Position(s) Held with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During the Past 5 Years	Number of Funds in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Shares of Common Stock of the Fund Beneficially Owned as of April 25, 2008
Interested Director

R. Wesley Burns[3] Age 48	Chairman of the Board and Director	Served Since 3/06 - Present.	Consulting Managing Director, PIMCO. Formerly, Managing Director, PIMCO.	102	Trustee, PIMCO Funds; Trustee, PIMCO Variable Insurance Trust; and Director, PS Business Parks, Inc. (a Real Estate Investment Trust).	2,500

The current Class I Directors are:

Class I Directors (Term Expiring in 2010):

Name and Age[1]	Position(s) Held with Fund	Term of Office and Length of Time Served[2]	Principal Occupation(s) During the Past 5 Years	Number of Funds in Fund Complex Overseen by Director	Other Directorships Held by Director	Shares of Common Stock of the Fund Beneficially Owned as of April 25, 2008
Independent Directors

Francis E. Lundy Age 70	Director	Served Since 2/94	President, Technical Instrument— San Francisco.	1	Director, Industrialex Manufacturing Corp. (coating and application techniques for electronics industry).	41,656

Gregory S. Young Age 51	Director and Chairman of the Audit Oversight Committee	Served Since 3/01	President, Teton Capital Management (private equity venture capital).	1	None	2,500

[1]	Directors can be reached at the Fund’s address above.
[2]	The current terms of the Class I, Class II and Class III Directors will expire in 2010, 2008 and 2009, respectively.
[3]

Mr. Burns is an “interested person” of the Fund within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) due to his affiliation with PIMCO, the Fund’s investment adviser and administrator, as set forth above.

During the fiscal year ended January 31, 2008, there were 10 meetings of the Board.

Listed below for each current Director is a dollar range of securities beneficially owned in the Fund together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Director that are in the same family of investment companies as the Fund, as of April 25, 2008.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee in Family of Investment Companies[1]
Disinterested Directors
Carter W. Dunlap, Jr.	None	None
Francis E. Lundy	Over $100,000	Over $100,000
James M. Whitaker	None	None
Gregory S. Young	$10,001 –$50,000	$10,001 –$50,000

Interested Director
R. Wesley Burns	$10,001 –$50,000	Over $100,000

[1]	Family of Investment Companies includes the Fund, PIMCO Funds and PVIT.

As of April 25, 2008, the Directors and officers of the Fund, as a group, owned less than one percent of the outstanding shares of the Fund in the aggregate. To the knowledge of the Fund, as of the Record Date, no persons owned of record or beneficially 5% or more of the shares of the Fund.

Set forth in the table below is information regarding share ownership in securities of PIMCO, and any entity controlling, controlled by or under common control with PIMCO (not including registered investment companies), as of April 25, 2008 for each current Independent Director.

Name of Director	Name of Owners and Relationships to Director	Company	Title of Class	Value of Securities	Percent of Class
Carter W. Dunlap, Jr.	None	None	None	None	None
Francis E. Lundy	None	None	None	None	None
James M. Whitaker	None	None	None	None	None
Gregory S. Young	None	None	None	None	None

Board of Directors—Committees

Audit Oversight Committee

The Audit Oversight Committee (the “Committee”) reviews both the audit and non-audit work of the Fund’s independent registered public accounting firm, submits a recommendation to the Board as to the selection of the independent registered public accounting firm, and reviews generally the maintenance of the Fund’s records and the safekeeping arrangements of the Fund’s custodian. During the fiscal year ended January 31, 2008, the Committee met four times. All members of the Committee attended 100% of the Committee meetings.

The Board has adopted an Audit Oversight Committee Charter, which is available on the Fund’s website at www.rcsfund.com. The Committee has received written disclosures and the letter required by Independence Standards Board Standard No. 1 from its independent registered public accounting firm, and has discussed with its independent registered public accounting firm its independence. The Committee has also reviewed and discussed the audited financial statements with Fund management and its independent registered public accounting firm, and discussed certain matters with its independent registered public accounting firm addressed by Statements on Auditing Standards No. 61. Based on the foregoing, the Audit Oversight Committee recommended to the Board that the Fund’s audited financial statements be included in the Fund’s annual report for the fiscal year ended January 31, 2008.

The Fund’s Audit Oversight Committee consists of all the Independent Directors, Messrs. Dunlap, Lundy, Whitaker and Young (Chairman). Mr. Young, an Independent Director, has been designated as the Audit Oversight Committee’s financial expert.

Valuation Committee

The Fund has a standing Valuation Committee whose function is to monitor the valuation of portfolio securities and other investments and, as required by the Fund’s valuation policies, when the Board is not in session, it shall determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board. The Valuation Committee consists of any one Director. During the fiscal year ended January 31, 2008, there were 12 meetings of the Valuation Committee.

Nominating Committee

The Fund has a Nominating Committee, which makes recommendations to the Board regarding nominations for membership on the Board. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as independent directors, their independence from the Fund’s investment adviser and other principal service providers. The Nominating Committee is comprised solely of the Fund’s Independent Directors, Messrs. Dunlap (Chairman), Lundy, Whitaker and Young. The Board has adopted a written charter for the Nominating Committee, which is available on the Fund’s website at www.rcsfund.com.

The Nominating Committee identifies prospective director nominees from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees. The charter of the Nominating Committee provides that each prospective director candidate have a college degree or equivalent business experience. In addition, it is the Board’s policy that Directors on the Board may not serve in a similar capacity on the board of a registered investment company which is not sponsored or advised by the Fund’s investment adviser or its affiliates. Although there are no minimum qualifications other than as described above, the Nominating Committee may take into account a wide variety of factors in considering prospective director nominees, including (but not limited to) the overall diversity of the Board’s composition and the prospective nominee’s (i) availability and commitment to attend meetings and perform his or her responsibilities on the Board; (ii) relevant industry and related experience; (iii) educational background; (iv) financial expertise; and (v) ability, judgment and expertise.

The Nominating Committee will consider potential director nominees recommended by Fund shareholders provided that the proposed nominees satisfy the director qualification requirements provided in the Fund’s Articles of Incorporation and Bylaws, are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act, and otherwise satisfy the eligibility requirements which are set forth in the Nominating Committee charter and the Procedures and Eligibility Requirements for Shareholder Submission of Nominee Candidates, Appendix A to the charter (the “Shareholder Nominating Procedures”); and, provided further, that the recommending shareholder follows the procedures set forth in the Shareholder Nominating Procedures for submitting the nominee recommendation to the Nominating Committee. Among other requirements, the Shareholder Nominating Procedures require that a recommending shareholder submit any recommendation in writing to the Fund at its principal executive offices to the attention of the Fund’s Secretary, and require that such a submission be received by the Fund by the deadline for submission of shareholder proposals for presentation at the next annual meeting of the Fund, as set forth in the Fund’s Bylaws (i.e., normally not less than 45 nor more than 60 days prior to the date the Fund first mailed its proxy materials for the prior year’s annual meeting).

Shareholders recommending potential director nominees must substantiate compliance with the Shareholder Nominating Procedures at the time of submitting their proposed director nominee to the attention of the Fund’s Secretary. Notice to the Fund’s Secretary should be provided in accordance with the deadline specified above and include, among other things, (i) the shareholder’s contact information; (ii) the director nominee’s contact information and the number of Fund shares owned by the proposed nominee; (iii) all information regarding the proposed nominee that would be required to be disclosed in solicitations of proxies for election of directors required by Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”); and (iv) a written consent executed by the proposed nominee, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if nominated by the Board, and to be named as a director if so elected.

Other than compliance with the requirements mentioned above and set forth in greater detail in the Shareholder Nominating Procedures for submission by shareholders of recommendations for director nominees, the Nominating Committee does not otherwise evaluate potential director nominees recommended by shareholders in a different manner and the standard of the Nominating Committee is to treat all equally qualified potential nominees in the same manner. The foregoing description of the requirements for shareholder submission of a nominee recommendation is only a summary. For additional information, please refer to the Procedures and Eligibility Requirements for Shareholder Submission of Nominee Candidates, Appendix A to the Nominating Committee Charter, which is available on the Fund’s website at www.rcsfund.com.

No nominee recommendations have been received from shareholders.

During the fiscal year ended January 31, 2008, the Nominating Committee met twice.

Communications with the Board of Directors

The Fund provides a means for shareholders to send communications to the Board. Shareholders may obtain information regarding the ability to communicate with the Board, as well as the Fund’s policy concerning attendance by Directors at annual meetings of shareholders, by consulting the Fund’s website at www.rcsfund.com.

Remuneration of Directors and Officers

As of January 31, 2008, the Fund paid each Director who is not an “interested director” of the Fund an annual retainer of $10,000, plus $2,000 for each regular Board meeting attended in person or telephonically, $1,500 for each special meeting attended in person or telephonically, and reimbursement of related expenses. In addition, each member of a committee receives $1,000 for each committee meeting attended.

The following table sets forth the compensation paid to each Director of the Fund for the fiscal year ended January 31, 2008. Mr. Burns, due to his status as an “interested person” of the Fund, does not receive any compensation from the Fund.

Name of Person, Position	Aggregate Compensation From Fund	Total Compensation From Fund and Fund Complex[1]
Disinterested Directors
Carter W. Dunlap, Jr.	$33,000	$33,000
Francis E. Lundy	$33,000	$33,000
James M. Whitaker	$33,000	$33,000
Gregory S. Young	$33,000	$33,000

Interested Director
R. Wesley Burns	$0	$0

[1]	“Fund Complex” includes the Fund, PIMCO Funds and PVIT. No compensation was paid to any Director of the Fund by the PIMCO Funds and PVIT.

If Proposal 1 described above is approved by shareholders at the Meeting, the current members of the Board of Directors will resign effective upon the Nominees taking office. In recognition of their past service to the Fund, and contingent upon the approval by shareholders of a new slate of Directors, PIMCO will make a one-time payment to all current Independent Directors. The payment is based on several factors, including the number of years each Independent Director has served on the Board. If Proposal 1 is approved, PIMCO will pay the current Independent Directors their annual retainer for the remainder of 2008, plus the following additional amounts: Francis E. Lundy ($120,000), James M. Whitaker ($120,000), Gregory S. Young ($90,000) and Carter W. Dunlap, Jr. ($60,000). The current Independent Directors will not receive any payment from the Fund in connection with their resignation.

The following table shows the executive officers of the Fund, their ages, positions with the Fund and principal occupations during the past five years.

Name and Age[1]	Position(s) Held with Fund	Terms of Office and Length of Time Served[2]	Principal Occupation(s) During the Past 5 Years
Ernest L. Schmider Age 50	President	5/05-present	Managing Director, PIMCO.

David C. Flattum Age 43	Chief Legal Officer	11/06-present	Executive Vice President and General Counsel, PIMCO. Formerly Managing Director, Chief Operating Officer and General Counsel, Allianz Global Investors of America L.P.; Partner at Latham & Watkins LLP.

Jennifer E. Durham Age 37	Chief Compliance Officer	7/04-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Pasi Hamalainen Age 40	Senior Vice President	2/02-present	Managing Director, PIMCO.

Daniel J. Ivascyn Age 38	Senior Vice President	2/02-present	Managing Director, PIMCO. Formerly, Executive Vice President, PIMCO.

Jeffrey M. Sargent Age 45	Senior Vice President	2/02-present	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

J. Stephen King, Jr. Age 45	Vice President - Senior Counsel & Secretary	5/05-present	Senior Vice President and Attorney, PIMCO. Formerly Vice President, PIMCO and Associate, Dechert LLP.

Joshua D. Ratner Age 31	Assistant Secretary	10/07-present	Vice President and Attorney, PIMCO. Formerly, Associate, Skadden, Arps, Slate, Meagher & Flom LLP and Associate, Ropes & Gray LLP.

Henrik P. Larsen Age 37	Vice President	2/02-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

John P. Hardaway Age 50	Treasurer	2/02-present	Executive Vice President, PIMCO. Formerly, Senior Vice President, PIMCO.

Erik C. Brown Age 40	Assistant Treasurer	2/02-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO.

Stacie D. Anctil Age 38	Assistant Treasurer	5/07-present	Vice President, PIMCO.

Trent W. Walker Age 33	Assistant Treasurer	5/07-present	Senior Vice President, PIMCO. Formerly, Vice President, PIMCO and Senior Manager, PricewaterhouseCoopers LLP.

[1]	Executive officers can be reached at the Fund’s address above.
[2]	Officers of the Fund are appointed annually by the Board.

Investment Adviser and Administrator

PIMCO is located at 840 Newport Center Drive, Newport Beach, California 92660. PIMCO serves as the investment adviser and the administrator of the Fund. Subject to the supervision of the Board, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NOMINEES UNDER PROPOSAL 1. UNMARKED PROXIES WILL BE SO VOTED.

INFORMATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) was selected by the Board on March 20, 2008 as independent registered public accounting firm to examine the financial statements of the Fund for the fiscal year ending January 31, 2009. A representative of PwC, if requested by any shareholder, will be present (via telephone) at the Meeting, will have the opportunity to make a statement if the representative desires to do so, and will respond to appropriate questions from shareholders.

Fees for Services to the Fund

The following table provides information on the aggregate fees billed by PwC for services rendered to the Fund for each of the last two fiscal years.

Fiscal Year Ended	Audit Fees[1]	Audit- Related Fees[2]	Tax Fees[3]	All Other Fees	Totals
January 31, 2008	$32,154	$1,000	$–0–	$–0–	$33,154

January 31, 2007	$38,661	$5,200	$350	$–0–	$44,211

[1]

Includes aggregate fees billed for professional services rendered for the audit of the Fund’s annual financial statements and services normally provided in connection with statutory or regulatory filings or engagements by the Fund.

[2]	Includes aggregate fees billed for review of the Fund’s semi-annual report to shareholders.
[3]	Includes aggregate fees billed for review of the Fund’s tax returns.

Fees for Services to PIMCO

The following table provides information on the aggregate fees billed by PwC for services rendered to PIMCO for each of the last two fiscal years:

Fiscal Year Ended	Audit Fees	Audit- Related Fees[1]	Tax Fees[2]	All Other Fees[3]	Totals
January 31, 2008	$-0-	$4,750	$332,800	$489,759	$827,309

January 31, 2007	$-0-	$8,520	$750	$533,211	$542,481

[1]	Includes aggregate fees billed for regulatory review and AIMR Verification Services.
[2]	Includes aggregate fees billed for tax consulting and tax review.
[3]	Includes aggregate fees billed for agreed upon procedures and SAS 70.

Additional Information on Fees for Services to the Fund and PIMCO

The following table provides the aggregate non-audit fees billed by PwC for services rendered to the Fund and PIMCO for each of the last two fiscal years:

	Aggregate Non-Audit Fees Billed to Entity
Entity	Fiscal Year Ended 1/31/08	Fiscal Year Ended 1/31/07
Fund	$1,000	$5,550
PIMCO	$827,309	$542,481

Totals	$828,309	$548,031

Pre-approval Policies and Procedures

The pre-approval policies and procedures of the Fund require that the Audit Oversight Committee pre-approve all audit services and permitted non-audit services provided by PwC or any other independent registered public accounting firm engaged by the Fund (the “Auditor”). The Audit Oversight Committee must also pre-approve any engagement of the Auditor to provide non-audit services to (i) the Fund’s investment adviser, and (ii) any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Fund (entities in (i) and (ii), hereinafter “Service Affiliates”) if the services provided to such Service Affiliates relate directly to the operations and financial reporting of the Fund (“Covered Non-Audit Services”). At each meeting of the Audit Oversight Committee, the Committee considers and pre-approves a list of non-audit services that may be provided by the Auditor to the Fund or its Service Affiliates prior to the Committee’s next meeting and the maximum compensation therefor.

There is an exception to the pre-approval requirement for non-audit services, which would apply only if certain conditions are met, including that (i) the aggregate fees and costs of all non-audit services that, but for this limited exception, would require pre-approval by the Audit Oversight Committee constitutes no more than five percent of the total fees and costs paid by the Fund and Services Affiliates to the Auditor during the fiscal year during which such non-audit services are provided; (ii) at the time of engagement for such services, the Fund did not recognize that the services were “non-audit services” that required pre-approval; and (iii) each such service is promptly brought to the attention of and approved by the Audit Oversight Committee prior to the completion of the audit. The exception to the pre-approval requirement was not invoked with respect to any of the non-audit services described above.

Compliance with Section 16(a) of the 1934 Act

Section 16(a) of the 1934 Act, and Section 30(h) of the 1940 Act require the Fund’s officers and Directors, investment adviser, affiliates of the investment adviser, and persons who beneficially own more than ten percent of a registered class of the Fund’s securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in ownership with the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”). Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representation of certain Reporting Persons, the Fund believes that during fiscal year 2007, all Reporting Persons complied with all applicable filing requirements.

OTHER BUSINESS

The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

ADDITIONAL INFORMATION

Legal Proceedings

Since February 2004, PIMCO, AGI, and certain of their affiliates, including the PIMCO Funds (a complex of mutual funds managed by PIMCO), the Allianz Funds (a complex of mutual funds managed by affiliates of PIMCO), certain PIMCO Funds trustees, and certain employees of PIMCO have been named as defendants in eleven lawsuits filed in various jurisdictions. These lawsuits concern “market timing,” and they have been transferred to and consolidated for pre-trial proceedings in a multi-district litigation proceeding in the U.S. District Court for the District of Maryland. The lawsuits have been commenced as putative class actions on behalf of investors who purchased, held or redeemed shares of the various series of the PIMCO Funds and the Allianz Funds during specified periods, or as derivative actions on behalf of the PIMCO Funds and the Allianz Funds. These lawsuits seek, among other things, unspecified compensatory damages plus interest and in some cases, punitive damages, the rescission of investment advisory contracts, the return of fees paid under those contracts and restitution.

These actions generally allege that certain hedge funds were allowed to engage in “market timing” in certain funds of the Allianz Funds and of the PIMCO Funds and this alleged activity was not disclosed. Pursuant to tolling agreements entered into with the derivative and class action plaintiffs, PIMCO, certain PIMCO Funds trustees, and certain employees of PIMCO who were previously named as defendants have all been dropped as defendants in the market timing actions; however, the plaintiffs continue to assert claims on behalf of the shareholders of the PIMCO Funds or on behalf of the PIMCO Funds themselves against other defendants. By order dated November 3, 2005, the U.S. District Court for the District of Maryland granted the PIMCO Funds’ motion to dismiss claims asserted against it in a consolidated amended complaint where the PIMCO Funds were named, in the complaint, as a nominal defendant. Thus, at present the PIMCO Funds are not a party to any “market timing” lawsuit.

Two nearly identical class action civil complaints have been filed in August 2005, in the Northern District of Illinois Eastern Division, alleging that the plaintiffs each purchased and sold a 10-year Treasury note futures contract and suffered damages from an alleged shortage when PIMCO held both physical and futures positions in 10-year Treasury notes for its client accounts. The two actions have been consolidated into one action, and the two separate complaints have been replaced by a consolidated complaint. PIMCO is a named defendant, and the PIMCO Funds have been added as a defendant, to the consolidated action. PIMCO and the PIMCO Funds strongly believe the complaint is without merit and intend to vigorously defend themselves.

In April 2006, certain registered investment companies and other funds managed by PIMCO were served in an adversary proceeding brought by the Official Committee of Asbestos Claimants of G-I Holdings, Inc. in G-I Holdings, Inc.’s bankruptcy in the District of New Jersey. In July 2004, PIMCO was named in this lawsuit and remains a defendant. The plaintiff seeks to recover for the bankruptcy estate assets that were transferred by the predecessor entity of G-I Holdings, Inc. to a wholly-owned subsidiary in 1994. The subsidiary has since issued notes, of which certain registered investment companies and other funds managed by PIMCO are alleged to be holders. The complaint alleges that in 2000, more than two hundred noteholders—including certain registered investment companies and other funds managed by PIMCO—were granted a second priority lien on the assets of the subsidiary in exchange for their consent to a refinancing transaction and the granting of a first priority lien to the lending banks. The plaintiff is seeking invalidation of the lien in favor of the noteholders and/or the value of the lien. On June 21, 2006, the District of New Jersey overturned the Bankruptcy Court’s decision granting permission to file the adversary proceeding and remanded the matter to the Bankruptcy Court for further proceedings. Following a motion to reconsider, the District Court upheld its remand on August 7, 2006, and instructed the Bankruptcy Court to conduct a “cost-benefit” analysis of the Committee’s claims, including the claims against the noteholders. The Bankruptcy Court held a status conference on October 25, 2006 and set a briefing schedule relating to this cost-benefit analysis. To date, no briefs have been filed. This matter is not expected to have a material adverse effect.

None of the aforementioned complaints alleges that any improper activity took place in the Fund.

The foregoing speaks only as of the date of this proxy statement. It is possible that these matters and/or other developments resulting from these matters could lead to a decrease in the market value of the Fund’s shares or other adverse consequences to the Fund. However, PIMCO believes that these matters are not likely to have a material adverse effect on the Fund or on PIMCO’s ability to perform its investment advisory services relating to the Fund.

Expenses

The cost of solicitation, including postage, printing and handling, will be borne by the Fund. The solicitation will be made primarily by mail, but may be supplemented by telephone calls, and personal interview by officers, employees and agents of the Fund.

Quorum and Votes Required

The representation in person or by proxy of at least a majority of the outstanding shares of common stock of the Fund entitled to vote is necessary to constitute a quorum for transacting business at the Meeting. For purposes of determining the presence of a quorum, abstentions, withheld votes or broker “non-votes” will be counted as present. Broker “non-votes” occur when the Fund receives a proxy from a broker or nominee indicating that the broker or nominee does not have discretionary power to vote on a particular matter and that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares represented by the proxy. Abstentions or broker non-votes with respect to Proposal 1 will have the effect of a vote AGAINST that proposal. Pursuant to the rules and policies of the NYSE, members of the NYSE who exercise investment discretion pursuant to an advisory contract for the beneficial owner may vote on Proposal 1 without instructions from beneficial owners of the Fund’s shares.

All shares represented by each properly signed proxy received prior to the Meeting will be voted at the Meeting. If a shareholder specifies how the proxy is to be voted on any of the business matters to come before the Meeting, it will be voted in accordance with the specification. If no specification is made, the proxy will be voted FOR the election of the Directors nominated by the Board of Directors (Proposal 1). The proxy may be revoked by a shareholder at any time prior to its use by written notice to the Fund, by submission of a subsequent proxy, or by voting in person at the Meeting.

In the event that sufficient votes in favor of the proposal set forth in the Notice of the Annual Meeting of Shareholders are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting after the date set for the original Meeting to permit further solicitation of proxies with respect to the proposal. In addition, if, in the judgment of the persons named as proxies, it is advisable to defer action on the proposal, the persons named as proxies may propose one or more adjournments of the Meeting for a reasonable time. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned, as required by the Fund’s Articles of Incorporation and By-Laws. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. The costs of any additional solicitation and of any adjourned session will be borne by the Fund. Any proposal for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and such action will be final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

At the close of business on April 25, 2008, the record date for the determination of shareholders entitled to vote at the Meeting, there were 37,830,167 outstanding shares of common stock. Each such share is entitled to one vote.

Voting

To vote, shareholders may sign and mail the proxy card received with the proxy statement or attend the Meeting in person.

Required Vote

Election of the Nominees to the Board of Directors (Proposal 1) will require the affirmative vote of a plurality of the votes cast in the election of directors at the Meeting, in person or by proxy. Withheld votes and broker “non-votes” will not be counted in favor of Proposal 1.

Shareholders’ Proposals

A shareholder’s proposal that is intended to be presented at the Fund’s Annual Meeting of Shareholders in 2009 must have been received by the Fund no later than January 15, 2009 in order to be included in the Fund’s proxy statement and form of proxy relating to that meeting. A shareholder who wishes to make a proposal at the Fund’s Annual Meeting of Shareholders in 2009 without including the proposal in the Fund’s proxy statement must notify the Fund in writing, at the Fund’s offices, of such proposal no earlier than March 16, 2009 and no later than March 31, 2009. If a shareholder fails to give timely notice, then the persons named as proxies in the proxies solicited by the Board for the Fund’s Annual Meeting of Shareholders in 2009 may exercise discretionary voting power, to the extent permitted by NYSE rules, with respect to any such proposal.

Other Information

To ensure the presence of a quorum at the Meeting, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

By Order of the Board of Directors,
J. Stephen King, Jr.
Secretary
Newport Beach, California
Dated: May 16, 2008

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

To vote by Mail
PROXY TABULATOR
P.O. BOX 9112	1) Read the Proxy Statement.
FARMINGDALE, NY 11735	2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PMPCO1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

Vote on Directors

The Board of Directors recommends that you vote
FOR each of the following Nominees.		For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.      To elect the Nominees listed below to serve as members of the Fund’s Board of Directors for the terms expiring in the year listed in parentheses next to their respective names, and until their successors are elected and qualify:

		☐	☐	☐

01) Paul Belica (2009) 02) Robert E. Connor (2009) 03) John J. Dalessandro II (2010) 04) Hans W. Kertess (2011)	05) William B. Ogden, IV (2010) 06) R. Peter Sullivan III (2011) 07) John C. Maney (2011)

2. To transact such other business as may properly come before the Meeting or, after any adjournment any reconvening thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please sign exactly as your name(s) appear(s) on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date

PIMCO STRATEGIC GLOBAL GOVERNMENT FUND, INC.

PROXY FOR ANNUAL SHAREHOLDERS MEETING TO BE HELD JUNE 9, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Stephen King and Joshua D. Ratner and each of them, as his/her attorneys and proxies with full power of substitution, to vote and act with respect to all shares of PIMCO Strategic Global Government Fund, Inc. (the “Fund”) held by the undersigned at the Annual Meeting of Shareholders of the Fund to be held at 800 Newport Center Drive, 6th Floor, Newport Beach, California 92660, on June 9, 2008 at 10:00 a.m. Pacific time, or as adjourned and reconvened from time to time (the “Meeting”) and instructs them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting.

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN AND DATE ON THE REVERSE SIDE